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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Post-effective Amendment No. 2 to the Registration Statement on Form S-4 of Jostens Holding Corp. of our report dated August 4, 2004 relating to the consolidated financial statements of AHC I Acquisition Corp. and its subsidiaries as of June 30, 2004 and for each of the three years in the period ended June 30, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Knoxville, Tennessee
February 14, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS